Exhibit 99.2

News Release
For immediate release

Christy McElroy
904 598 7616
ChristyMcElroy@regencycenters.com

Regency Centers Issues Annual Corporate Responsibility Report

JACKSONVILLE, Fla. (May 24, 2022) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq: REG) today announced the release of its annual Corporate Responsibility Report. The report highlights Regency’s 2021 environmental, social, and governance achievements and future commitments, and underscores its commitment to transparency in these crucial areas. The report can be found on the Corporate Responsibility page of Regency’s website.

“Corporate responsibility is embodied throughout our organization and is the lens through which we approach our business and make day-to-day decisions,” said Lisa Palmer, President and Chief Executive Officer. “We have made great progress on our ESG initiatives over time, though there is still room to improve and elevate our commitments. I look forward to continue building on the momentum we’ve created.”

Key highlights from the 2021 Corporate Responsibility Report:

•
Continued progress on its multi-year diversity, equity, and inclusion (DEI) strategy
•
Developed its first two employee resource groups (ERGs) to further DEI progress
•
Launched WorkFlex, the Company’s flexible work location policy
•
Together with its employees, contributed approximately $1.4 million to charitable causes
•
Demonstrated respect for local culture and the Company’s values through property rebranding initiatives
•
Continued to refresh its Board of Directors through careful, thoughtful succession planning
•
Exceeded its goals for greenhouse gas (GHG) emissions reduction, energy efficiency, and waste management
•
Received endorsement by the Science Based Targets initiative (SBTi) for its short-term (2030) GHG emissions reduction target
•
Set a long term (2050) target to achieve net zero emissions
•
Achieved the highest score of “1” in each of ISS’ QualityScore categories
•
Awarded a GRESB Green Star for the seventh consecutive year
•
Recognized for the third year on Newsweek’s Most Responsible Companies List, ranked top 100
•
Recognized among the “Best Places to Work” by the Jacksonville Business Journal

Regency’s Future Commitments:

Regency remains focused on each of its four corporate responsibility pillars and aims to set goals that provide transparency and accountability. With its 2021 goals met or exceeded, Regency is reshaping its strategy and refining its commitments. For example, the 2021 Corporate Responsibility Report introduces new short-and-long-term goals to advance Regency’s environmental sustainability efforts, specifically to deepen the Company’s commitments to reduce its carbon footprint. The new goals include a commitment to reduce the Company’s Scope 1 and 2 GHG emissions by 28% by 2030 from a 2019 baseline year, endorsed by the SBTi, and a long-term goal to achieve net-zero Scope 1 and 2 GHG emissions across all operations by 2050. Other new or refined environmental goals include commitments around energy efficiency, renewable energy, water consumption, waste management, and electric vehicle charging stations at the Company’s shopping centers. The 2021 report also introduces new goals within the Company’s other three corporate responsibility pillars: Our People, Our Communities, and Ethics & Governance.

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Certain statements in this report may be “forward-looking statements.” These statements are based on the current expectations of Regency Centers and are subject to uncertainty and changes in circumstances. These statements are not guarantees of future results, goal achievement or occurrences. Actual results, achievement of goals and financial condition may differ materially from those anticipated or expected from or represented by these statements due to a variety of factors, including, among others, socio-demographic and economic trends, energy prices, technological innovations, climate-related conditions and weather events, legislative and regulatory changes and other unforeseen events or conditions, the potential impacts of climate change on our business and our ability to mitigate them, and the precautionary statements included in Regency Centers’ filings with the Securities and Exchange Commission (SEC). Any forward-looking statements made by or on behalf of Regency Centers speak only as to the date they are made, and Regency Centers does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. In addition, while this report describes potential future events that may be significant, the significance of those potential events should not be read as equating to materiality as the concept is used in Regency Centers’ filings with the SEC.

###